UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

PUMA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices, including Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 7, 2018, Puma Biotechnology, Inc. (the “Company”) borrowed an aggregate amount of $30.0 million (the “Term B Loan”) under the Loan and Security Agreement dated as of October 31, 2017 by and among the Company, Silicon Valley Bank, as administrative agent and collateral agent (“SVB”), and the lenders party thereto from time to time (the “Lenders”), including Oxford Finance LLC (“Oxford”) and SVB, as amended by the First Amendment to Loan and Security Agreement dated as of May 8, 2018 and the Second Amendment to Loan and Security Agreement dated as of September 27, 2018 (as amended, the “Loan Agreement”). As previously disclosed, the Company borrowed an aggregate amount of $125.0 million under the Loan Agreement on the date of the First Amendment to the Loan Agreement (the “Term A Loan,” and together with the Term B Loan, the “Term Loans”).

Each of the Term Loans has a maturity date of May 1, 2023 and bears interest at an annual rate equal to the greater of (i) 8.25% and (ii) the sum of (a) the “prime rate,” as reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 3.5%. No commitments to make additional Term Loans currently remain available to the Company under the Loan Agreement.

The Company is required to make monthly interest-only payments on each of the Term Loans commencing on the first calendar day of the calendar month following the funding date of such Term Loan, and continuing on the first calendar day of each calendar month thereafter through July 1, 2020. Commencing on July 1, 2020, and continuing on the first calendar day of each calendar month thereafter, the Company will make consecutive equal monthly payments of principal, together with applicable interest, in arrears to each Lender, calculated pursuant to the Loan Agreement. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on May 1, 2023. Upon repayment of the Term Loans, the Company is also required to make a final payment to the Lenders equal to 7.5% of the original principal amount of the Term Loans.

At its option, the Company may prepay the balance of any Term Loan in whole but not in part, subject to a prepayment fee of 3.0% of the principal amount prepaid if the prepayment occurs through and including the first anniversary of the funding date of such Term Loan, 2.0% of the principal amount prepaid if the prepayment occurs after the first anniversary of the funding date of such Term Loan through and including the second anniversary of such funding date, and 1.0% of the principal amount prepaid if the prepayment occurs after the second anniversary of the funding date of such Term Loan and prior to May 1, 2023. The Loan Agreement contains customary representations, warranties and covenants.

The Loan Agreement includes affirmative and negative covenants applicable to the Company, its current subsidiary and any subsidiaries the Company creates in the future. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental approvals, deliver certain financial reports, maintain insurance coverage and satisfy certain requirements regarding deposit accounts. The Company must also achieve product revenue, measured as of the last day of each fiscal quarter on a trailing 3-month basis, that is (i) greater than or equal to 70% of the Company’s revenue target set forth in its board-approved projections for the 2018 fiscal year and (ii) greater than or equal to 50% of the Company’s revenue target set forth in its board-approved projections for the 2019 fiscal year. New minimum revenue levels will be established for each subsequent fiscal year by mutual agreement of the Company, SVB as administrative agent, and the Lenders. The negative covenants include, among others, restrictions on the Company transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets and suffering a change in control, in each case subject to certain exceptions.

The Loan Agreement also includes events of default, the occurrence and continuation of which could cause interest to be charged at the rate that is otherwise applicable plus 5.0% and would provide SVB, as collateral agent, with the right to exercise remedies against the Company and the collateral securing the Loan Agreement, including foreclosure against the property securing the Term Loans, including its cash. These events of default include, among other things, the Company’s failure to pay principal or interest due under the Loan Agreement, a breach of certain covenants under the Loan Agreement, the Company’s insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $500,000 and one or more judgments against the Company in an amount greater than $500,000 individually or in the aggregate.

On the funding date for the Term B Loan, the Company issued to SVB and Oxford, as the sole Lenders of the Term B Loan, secured promissory notes in an aggregate principal amount of $30,000,000 evidencing the Term B Loan.

The foregoing description of the Term B Loan and the secured promissory notes is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and the form of secured promissory note, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement, dated October 31, 2017, by and among the Company, Silicon Valley Bank, as administrative and collateral agent and lender, and Oxford Finance LLC (filed as Exhibit 10.14(a) to the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2018 and incorporated herein by reference)

10.2	First Amendment to Loan and Security Agreement, dated May 8, 2018, by and among the Company, Silicon Valley Bank, as administrative and collateral agent and lender, and Oxford Finance LLC (filed as Exhibit 10.1(a) to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2018 and incorporated herein by reference)

10.3	Form of Secured Promissory Note (filed as Exhibit 10.1(b) (included as Exhibit D to Exhibit 10.1(a)) to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2018 and incorporated herein by reference)

10.4	Second Amendment to Loan and Security Agreement, dated September 27, 2018, by and among the Company, Silicon Valley Bank, as administrative and collateral agent and lender, and Oxford Finance LLC (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2018 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: December 13, 2018	By:	/s/ Alan H. Auerbach

Alan H. Auerbach

President and Chief Executive Officer